Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PHARMACYTE BIOTECH, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	62-1772151
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

23046 Avenida de la Carlota

Suite 600

Laguna Hills, CA 92653

(917) 595-2850

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kenneth L. Waggoner

Chief Executive Officer

PharmaCyte Biotech, Inc.

23046 Avenida de la Carlota

Suite 600

Laguna Hills, CA 92653

(917) 595-2850

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Merrill M. Kraines, Esq.

Troutman Pepper Hamilton Sanders LLP

875 Third Avenue

New York, New York 10022

Telephone: (212) 808-2711

Facsimile: (212) 658-9082

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-255044

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [_]	Accelerated Filer [_]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [_]

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered(1)	Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee(2)
Common Stock, par value $0.0001 per share	$		$

Warrants to purchase Common Stock(3)

Total		$13,267,742.20		$1,447.51

(1) The registrant previously registered securities with a maximum aggregate offering price of $100,000,000 on a Registration Statement on Form S-3 (File No. 333-255044), filed on April 5, 2021, and declared effective on April 14, 2021 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, (the “Securities Act”), an additional number of securities having a proposed maximum aggregate offering price of $13,267,742.20 is hereby registered. This amount represents no more than 20% of the maximum aggregate offering price of the unsold securities remaining under the Prior Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Prior Registration Statement exceed that which was registered under such registration statements.

(2) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(3) Subject to footnote (1), there is also being registered hereunder such indeterminate amount of securities (including shares or other classes of the registrant’s stock that may be issued upon reclassification of unissued, authorized stock of the registrant) as may be issued in exchange for or upon conversion of, as the case may be, the other securities registered hereunder. Also, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b), promulgated under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the Registration Statement on Form S-3 (File No. 333-255044), originally filed with the Commission by PharmaCyte Biotech, Inc. (the “Registrant”) on April 5, 2021, and declared effective April 14, 2021 (the “Prior Registration Statement”). This Registration Statement is being filed for the sole purpose of registering additional securities by a proposed aggregate offering price of $13,267,742.20, which represents no more than 20% of the maximum aggregate offering price of the unsold securities remaining under the Prior Registration Statement. The contents of the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto, are hereby incorporated by reference. The required opinions and consents are listed on the exhibit index hereto and filed herewith.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of August 19, 2021, (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than August 19, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-3 (SEC File No. 333-255044) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Number	Description

5.1	Opinion of Ballard Spahr LLP

5.2	Opinion of Troutman Pepper Hamilton Sanders LLP

23.1	Consent of Armanino LLP

23.2	Consent of Ballard Spahr LLP (included in the opinion filed as Exhibit 5.1)

23.3	Consent of Troutman Pepper Hamilton Sanders LLP (included in the opinion filed as Exhibit 5.2).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Laguna Hills, State of California on this August 19, 2021.

PharmaCyte Biotech, Inc.

By:	/s/ Kenneth L. Waggoner
Name:	Kenneth L. Waggoner
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth L. Waggoner	Chief Executive Officer and Chairman	August 19, 2021
Kenneth L. Waggoner	(Principal Executive Officer)

/s/ Carlos A. Trujillo	Chief Financial Officer	August 19, 2021
Carlos A. Trujillo	(Principal Financial and Accounting Officer)

/s/ Gerald W. Crabtree	Director	August 19, 2021
Gerald W. Crabtree

/s/ Thomas Liquard	Director	August 19, 2021
Thomas Liquard

/s/ Thomas C.K. Yuen	Director	August 19, 2021
Thomas C.K. Yuen

/s/ Michael M. Abecassis	Director	August 19, 2021
Michael M. Abecassis

/s/ Raymond C.F. Tong	Director	August 19, 2021
Raymond C.F. Tong

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